UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2011 (May 10, 2011)

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 17, 2011, NGL Energy Partners LP (the “Partnership”) completed its initial public offering (the “IPO”) of common units representing limited partnership interests (the “Common Units”) at a price to the public of $21.00 per Common Unit.  The Common Units were offered pursuant to a Registration Statement on Form S-1, as amended (File No. 333-172186) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on February 11, 2011, including a prospectus (the “Prospectus”), which contains the material terms of the IPO, filed with the Commission on May 12, 2011 pursuant to Rule 424(b)(4).

Underwriting Agreement

In connection with the IPO, the Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”) on May 11, 2011, by and among the Partnership, NGL Energy Holdings LLC, the general partner of the Partnership (the “General Partner”), Silverthorne Operating LLC (the “Operating Company”), NGL Supply, LLC (“NGL Supply”) and Hicksgas, LLC (“Hicksgas” and, together with the Partnership, the General Partner, the Operating Company and NGL Supply, the “Partnership Parties”) and Wells Fargo Securities, LLC and RBC Capital Markets, LLC as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership, and purchase by the Underwriters, of 3,500,000 Common Units at a price to the public of $21.00 per common unit ($19.635 per common unit, net of underwriting discounts and commissions).  The Underwriting Agreement also granted the Underwriters a 30-day option (the “Over-allotment Option”) to purchase up to an additional 525,000 Common Units on the same terms.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions.  The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The IPO closed on May 17, 2011 and the Partnership received net proceeds of approximately $65.3 million (net of underwriting discounts and commissions, a structuring fee and offering expenses).  As described in the Prospectus, the Partnership intends to use the net proceeds to repay amounts outstanding under its revolving credit facility and, to the extent that net proceeds remain after all amounts outstanding under the revolving credit facility are repaid, for working capital and general partnership purposes, which may include the acquisition of propane and midstream related businesses.  The Partnership intends to use the net proceeds from any exercise of the Over-allotment Option as follows: (i) the net proceeds from the issuance and sale of any of the first 350,000 Common Units (approximately $6.8 million) will be used with the other net proceeds of this offering as described above after deducting underwriting discounts and commissions and a structuring fee and (ii) the net proceeds from the issuance and sale of any of the remaining 175,000 Common Units (approximately $3.4 million) will be used to redeem from pre-IPO limited partners on a pro rata basis a number of Common Units equal to the number of Common Units issued upon exercise of that portion of the Over-allotment Option at a price per Common Unit equal to the proceeds per common unit before expenses but after deducting underwriting discounts and commissions and a structuring fee.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have performed commercial banking services for the Partnership for which they have received customary fees and expenses.  Certain of the Underwriters and their affiliates may in the future provide various investment banking, commercial banking, advisory and other financial services to the Partnership and its affiliates for which they may in the future receive customary fees and expenses.  Certain affiliates of the Underwriters are lenders under the Partnership’s revolving credit facility and will receive their proportionate share of the repayment of borrowings outstanding under the revolving credit facility by the Partnership in connection with the IPO.

The description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 and incorporated in this Item 1.01 by reference.

NGL Energy Partners LP 2011 Long-Term Incentive Plan

The description of the LTIP provided in Item 5.02 (and as defined therein) is incorporated in this Item 1.01 by reference.  A copy of the LTIP is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

NGL Energy Partners LP 2011 Long-Term Incentive Plan

On May 10, 2011, the board of directors (the “Board”) of the General Partner adopted the Partnership’s 2011 Long-Term Incentive Plan (the “LTIP”) for the employees, directors and consultants of the General Partner and its affiliates who perform services for the Partnership.  The LTIP provides for awards of restricted units, phantom units, unit options, unit appreciation rights and other unit-based awards.  The number of Common Units that may be delivered pursuant to awards under the LTIP is limited to 10% of the issued and outstanding Common and subordinated units.  The maximum number of units deliverable under the plan automatically increases to 10% of the issued and outstanding Common and subordinated units immediately after each issuance of Common Units, unless the plan administrator determines to increase the maximum number of units deliverable by a lesser amount.  The LTIP is administered by the Board and, upon its establishment, the compensation committee of the Board.

The description of the LTIP is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Second Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP

On May 10, 2011, in connection with the IPO, the Partnership amended and restated its First Amended and Restated Agreement of Limited Partnership by adopting the Second Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”) which became effective on May 11, 2011, immediately prior to the effectiveness of the Registration Statement.  A description of the Partnership Agreement is contained in the Prospectus in the section entitled “The Partnership Agreement” and is incorporated herein by reference.

The description of the Partnership Agreement is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 7.01.  Regulation FD Disclosure

The Partnership issued a press release on May 11, 2011 announcing the pricing of the IPO.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

1.1           Underwriting Agreement, dated May 11, 2011, by and among the Partnership, the General Partner, the Operating Company, NGL Supply and Hicksgas and Wells Fargo Securities, LLC and RBC Capital Markets, LLC as representatives of the several underwriters named therein.

3.1           Second Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP dated as of May 10, 2011.

10.1         NGL Energy Partners LP Long-Term Incentive Plan.

99.1         NGL Energy Partners LP press release dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: May 17, 2011	By:	/s/ Craig S. Jones
Craig S. Jones
Chief Financial Officer

EXHIBIT INDEX

1.1           Underwriting Agreement, dated May 11, 2011, by and among the Partnership, the General Partner, the Operating Company, NGL Supply and Hicksgas and Wells Fargo Securities, LLC and RBC Capital Markets, LLC as representatives of the several underwriters named therein.

3.1           Second Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP dated as of May 10, 2011.

10.1         NGL Energy Partners LP Long-Term Incentive Plan.

99.1         NGL Energy Partners LP press release dated May 11, 2011.